                                 Enerval, L.L.C.

                                      17.2

                      Certificate of Amendment of Atlantic
                              CNRG Services, L.L.C.
                              Filed April 15, 1996
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          ATLANTIC CNRG SERVICES L.L.C.

1. The name of the limited liability company is Atlantic CNRG Services L.L.C.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                                 ENERVAL, L.L.C

                  IN WITNESS WHEREOF, The undersigned has executed this Certificate of Amendment of Atlantic CNRG Services L.L.C., now known as Enerval, L.L.C. dated this 12TH day of APRIL, 1996.


                                                   ----------------------------
                                                   Peter M. Glass
                                                   Operating Committee Member